RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-163632

This preliminary terms supplement amends the preliminary terms supplement dated January 11, 2011. The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated January 14, 2011

Pricing Supplement Dated January    , 2011 to the Product
Prospectus Supplement Dated June 25, 2010, Prospectus
Dated January 11, 2010, and Prospectus Supplement Dated
January 11, 2010
$ __________ Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering twenty two (22) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated June 25, 2010.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Twenty Two RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	January 26, 2011	Principal Amount:	$1,000 per RevCons
Issuance Date:	January 31, 2011	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the pricing date.	Final Stock Price:	The closing price of the Reference Stock on the valuation date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2607	Apollo Group, Inc. (APOL)	11.00%	80.00%	3 Months	78008KXX6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2608	ATP Oil & Gas Corporation (ATPG)	17.75%	75.00%	3 Months	78008KXY4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2609	Baidu, Inc. (BIDU)	12.75%	80.00%	3 Months	78008KXZ1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2610	Salesforce.com, Inc. (CRM)	13.75%	80.00%	3 Months	78008KYA5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2611	Green Mountain Coffee Roasters, Inc. (GMCR)	14.75%	80.00%	3 Months	78008KYB3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2612	Interoil Corporation (IOC)	15.00%	80.00%	3 Months	78008KYC1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2613	US Airways Group, Inc. (LCC)	16.25%	80.00%	3 Months	78008KYD9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2614	Las Vegas Sands Corp. (LVS)	15.25%	75.00%	3 Months	78008KYE7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2615	MGM Resorts International (MGM)	22.45%	80.00%	3 Months	78008KYF4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2616	McMoRan Exploration Co. (MMR)	20.50%	75.00%	3 Months	78008KYG2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2617	Netflix Inc. (NFLX)	12.50%	75.00%	3 Months	78008KYH0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2618	Supervalu Inc. (SVU)	11.25%	80.00%	3 Months	78008KYJ6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2619	Trina Solar Limited (TSL)	14.00%	75.00%	3 Months	78008KYK3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2620	Arch Coal, Inc. (ACI)	11.00%	80.00%	6 Months	78008KYL1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2621	Allegheny Technologies, Inc. (ATI)	11.00%	80.00%	6 Months	78008KYM9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2622	Bank of America Corporation (BAC)	10.50%	85.00%	6 Months	78008KYN7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2623	Eldorado Gold Corporation (EGO)	11.00%	80.00%	6 Months	78008KYP2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2624	Freeport-McMoran Copper & Gold, Inc. (FCX)	12.25%	80.00%	6 Months	78008KYQ0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2625	First Solar, Inc. (FSLR)	11.00%	80.00%	6 Months	78008KYR8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2626	Joy Global Inc. (JOYG)	10.25%	80.00%	6 Months	78008KYS6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2627	Marvell Technology Group Ltd. (MRVL)	11.00%	80.00%	6 Months	78008KYT4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2628	Northern Oil and Gas, Inc. (NOG)	10.00%	80.00%	6 Months	78008KYU1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to twenty two (22) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Thirteen (13) of the Notes have a term of three months (“Three Month Notes”) and nine (9) have a term of six months (“Six Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	January 26, 2011

Issuance Date:	January 31, 2011

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	April 26, 2011
Maturity Date:	April 29, 2011

Six Month Notes:

Valuation Date:	July 26, 2011
Maturity Date:	July 29, 2011

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)           the Final Stock Price is less than the Initial Stock Price; and

(ii)          on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated June 25, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated June 25, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement dated June 25, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910001745/b61101424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008KXX6 (APOL): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KXY4 (ATPG): [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KXZ1 (BIDU): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYA5 (CRM): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYB3 (GMCR): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYC1 (IOC): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYD9 (LCC): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYE7 (LVS): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYF4 (MGM): [ ]% of each stated interest payment (22.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYG2 (MMR): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYH0 (NFLX): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYJ6 (SVU): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

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RevCon 78008KYK3 (TSL): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYL1 (ACI): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYM9 (ATI): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYN7 (BAC): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYP2 (EGO): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYQ0 (FCX): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYR8 (FSLR): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYS6 (JOYG): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYT4 (MRVL): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KYU1 (NOG): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated June 25, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Apollo Group, Inc. provides higher education programs for working adults. The company provides educational programs and services at the high school, undergraduate, and graduate levels online and on-campus through subsidiaries.

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

•
Baidu, Inc. operates an Internet search engine. The company offers algorithmic search, enterprise search, pay for performance and news, MP3, and image searches. This Reference Stock is an ADR that trades on the New York Stock Exchange.

•
Salesforce.com, Inc. provides software on demand. The company supplies a customer relationship management service to businesses worldwide providing a technology platform for customers and developers to build and run business applications. Clients use Salesforce.com to manage their customer, sales and operational data.

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The company’s products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand. Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

•
InterOil Corporation is an integrated oil and gas company. The company produces jet fuel, diesel and gasoline for the domestic market and light naphtha and mixed naphtha for international markets. The company owns oil refinery, upstream petroleum exploration licenses and retail, and commercial distribution assets.

•
US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

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Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The company operates in United States, Macau and Singapore. Las Vegas Sand Corp's casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities.

•
MGM Resorts International operates gaming, hospitality and entertainment resorts. The company owns properties in Nevada, Mississippi and Michigan in the United States, and owns interests in properties in Nevada and Illinois in the United States, and Macau. MGM Resorts also offers hospitality management services for casino and non-casino properties around the world.

•	McMoRan Exploration Co. explores for and produces oil and gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area.

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations.

•
SUPERVALU Inc. operates a chain of supermarkets and pharmacies primarily in the United States. The company also provides supply chain services, which includes wholesale distribution and related logistics support services.

•
Trina Solar Limited manufactures solar-power products including photovoltaic wafers, ingots, cells and modules. The company’s solar modules provide environmentally-friendly electric power for residential, commercial, industrial, and other applications worldwide. This Reference Stock is an ADR that trades on the New York Stock Exchange.

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The company markets its coal primarily to electric utilities.

•
Allegheny Technologies, Inc., produces specialty materials. The company’s products include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented electrical steel, tungsten-based materials and cutting tools, carbon alloy impression die forgings, and large grey and ductile iron.

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

•	Eldorado Gold Corporation acquires, explores, and develops mineral properties. The company currently has operating gold mines in Brazil, China, Turkey, Greece, and surrounding regions.

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. Freeport-McMoRan Copper & Gold also, through a subsidiary, is involved in smelting and refining of copper concentrates.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

•	First Solar, Inc. designs and manufactures solar modules. The company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

•	Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The company’s equipment is used for the extraction of ores and minerals.

•
Marvell Technology Group Ltd. designs, develops, and markets integrated circuits for communications-related markets. The company’s products provide the interface between analog signals and the digital information used in computing and communications systems. Marvell's technology is applied to the broadband data communications market.

•	Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The company is currently focused on the Rocky Mountain regions of the United States.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, as well as for the period from January 1, 2011 to January 10, 2011. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	81.68	37.92	43.20
4/1/2008	6/30/2008	55.64	42.32	44.26
7/1/2008	9/30/2008	68.48	43.79	59.30
10/1/2008	12/31/2008	78.61	48.32	76.62

1/1/2009	3/31/2009	90.00	61.99	78.33
4/1/2009	6/30/2009	72.50	55.35	71.12
7/1/2009	9/30/2009	74.75	62.85	73.67
10/1/2009	12/31/2009	76.86	52.79	60.58

1/1/2010	3/31/2010	65.72	55.25	61.29
4/1/2010	6/30/2010	66.67	42.41	42.47
7/1/2010	9/30/2010	53.60	38.39	51.35
10/1/2010	12/31/2010	53.60	33.76	39.49

1/1/2011	1/10/2011	40.47	34.44	35.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	52.25	28.89	32.72
4/1/2008	6/30/2008	47.35	26.55	39.47
7/1/2008	9/30/2008	41.50	16.17	17.81
10/1/2008	12/31/2008	18.69	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.16	4.84	6.96
7/1/2009	9/30/2009	22.98	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	3/31/2010	20.57	12.72	18.81
4/1/2010	6/30/2010	23.97	8.16	10.59
7/1/2010	9/30/2010	14.72	8.85	13.65
10/1/2010	12/31/2010	17.44	13.06	16.74

1/1/2011	1/10/2011	18.40	16.15	16.51

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.77	20.12	23.96
4/1/2008	6/30/2008	38.29	24.30	31.30
7/1/2008	9/30/2008	35.34	22.70	24.82
10/1/2008	12/31/2008	27.48	10.05	13.06

1/1/2009	3/31/2009	19.77	10.50	17.66
4/1/2009	6/30/2009	31.00	17.10	30.11
7/1/2009	9/30/2009	40.80	26.80	39.11
10/1/2009	12/31/2009	44.33	35.30	41.12

1/1/2010	3/31/2010	62.85	38.48	59.70
4/1/2010	6/30/2010	82.29	59.70	68.08
7/1/2010	9/30/2010	107.19	65.90	102.62
10/1/2010	12/31/2010	115.04	94.34	96.53

1/1/2011	1/10/2011	107.11	97.58	105.98

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	63.55	47.61	57.87
4/1/2008	6/30/2008	75.16	58.48	68.23
7/1/2008	9/30/2008	72.36	44.10	48.40
10/1/2008	12/31/2008	48.40	20.85	32.01

1/1/2009	3/31/2009	37.03	25.50	32.73
4/1/2009	6/30/2009	45.49	30.00	38.17
7/1/2009	9/30/2009	59.07	35.27	56.93
10/1/2009	12/31/2009	74.95	54.06	73.77

1/1/2010	3/31/2010	77.98	60.30	74.45
4/1/2010	6/30/2010	97.88	74.42	85.82
7/1/2010	9/30/2010	123.77	83.63	111.80
10/1/2010	12/31/2010	151.00	97.92	132.00

1/1/2011	1/10/2011	144.59	133.23	142.64

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	9.29	5.56	7.03
4/1/2008	6/30/2008	9.94	6.47	8.35
7/1/2008	9/30/2008	9.33	6.99	8.74
10/1/2008	12/31/2008	9.11	5.19	8.60

1/1/2009	3/31/2009	11.22	7.13	10.67
4/1/2009	6/30/2009	21.21	10.19	19.71
7/1/2009	9/30/2009	25.29	17.76	24.61
10/1/2009	12/31/2009	27.65	19.87	27.16

1/1/2010	3/31/2010	32.83	26.04	32.27
4/1/2010	6/30/2010	33.20	21.85	25.70
7/1/2010	9/30/2010	37.95	24.84	31.19
10/1/2010	12/31/2010	38.86	26.14	32.86

1/1/2011	1/10/2011	36.29	33.03	35.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	29.00	28.00	28.00
4/1/2009	6/30/2009	38.10	24.37	29.51
7/1/2009	9/30/2009	41.90	25.00	39.28
10/1/2009	12/31/2009	78.43	37.09	76.81

1/1/2010	3/31/2010	84.05	57.18	64.80
4/1/2010	6/30/2010	81.00	41.67	44.41
7/1/2010	9/30/2010	72.90	44.50	68.44
10/1/2010	12/31/2010	81.98	64.66	72.07

1/1/2011	1/10/2011	78.09	71.99	76.36

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	16.44	7.24	8.91
4/1/2008	6/30/2008	9.94	2.30	2.50
7/1/2008	9/30/2008	10.13	1.45	6.03
10/1/2008	12/31/2008	11.23	3.16	7.73

1/1/2009	3/31/2009	9.66	1.88	2.53
4/1/2009	6/30/2009	5.35	2.12	2.43
7/1/2009	9/30/2009	5.60	2.00	4.70
10/1/2009	12/31/2009	5.40	2.82	4.84

1/1/2010	3/31/2010	8.17	4.47	7.35
4/1/2010	6/30/2010	10.87	5.71	8.61
7/1/2010	9/30/2010	11.40	8.02	9.25
10/1/2010	12/31/2010	12.25	8.94	10.01

1/1/2011	1/10/2011	11.55	10.09	11.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	6/30/2010	27.84	18.09	22.14
7/1/2010	9/30/2010	35.87	20.73	34.85
10/1/2010	12/31/2010	55.46	34.61	45.95

1/1/2011	1/10/2011	50.73	45.28	50.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	84.92	57.26	58.77
4/1/2008	6/30/2008	62.90	33.00	33.89
7/1/2008	9/30/2008	38.49	21.65	28.50
10/1/2008	12/31/2008	27.70	8.00	13.76

1/1/2009	3/31/2009	16.89	1.81	2.33
4/1/2009	6/30/2009	13.78	2.34	6.39
7/1/2009	9/30/2009	14.25	5.34	12.04
10/1/2009	12/31/2009	12.72	8.54	9.12

1/1/2010	3/31/2010	12.86	9.32	12.00
4/1/2010	6/30/2010	16.66	9.60	9.64
7/1/2010	9/30/2010	11.55	8.92	11.28
10/1/2010	12/31/2010	15.09	10.70	14.85

1/1/2011	1/10/2011	16.65	15.07	16.33

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	18.44	12.50	17.29
4/1/2008	6/30/2008	35.50	17.50	27.52
7/1/2008	9/30/2008	29.85	19.58	23.64
10/1/2008	12/31/2008	23.25	7.39	9.80

1/1/2009	3/31/2009	12.35	3.14	4.70
4/1/2009	6/30/2009	7.71	4.26	5.96
7/1/2009	9/30/2009	9.35	4.72	7.55
10/1/2009	12/31/2009	9.78	6.77	8.02

1/1/2010	3/31/2010	18.79	8.21	14.63
4/1/2010	6/30/2010	17.10	8.63	11.11
7/1/2010	9/30/2010	18.03	9.95	17.21
10/1/2010	12/31/2010	19.80	14.18	17.14

1/1/2011	1/10/2011	17.98	16.79	17.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.65	20.38	34.65
4/1/2008	6/30/2008	40.90	26.05	26.07
7/1/2008	9/30/2008	33.97	26.40	30.88
10/1/2008	12/31/2008	30.66	17.90	29.89

1/1/2009	3/31/2009	44.40	28.78	42.92
4/1/2009	6/30/2009	50.24	36.25	41.34
7/1/2009	9/30/2009	48.20	37.93	46.17
10/1/2009	12/31/2009	61.65	44.31	55.14

1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	1/10/2011	187.88	173.50	187.88

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	37.43	26.02	29.98
4/1/2008	6/30/2008	35.91	28.98	30.89
7/1/2008	9/30/2008	32.89	20.82	21.70
10/1/2008	12/31/2008	22.30	8.77	14.60

1/1/2009	3/31/2009	20.38	13.72	14.28
4/1/2009	6/30/2009	17.93	12.81	12.95
7/1/2009	9/30/2009	16.43	12.13	15.06
10/1/2009	12/31/2009	17.58	12.41	12.71

1/1/2010	3/31/2010	17.89	12.60	16.68
4/1/2010	6/30/2010	17.46	10.82	10.84
7/1/2010	9/30/2010	11.97	9.67	11.53
10/1/2010	12/31/2010	12.45	8.20	9.63

1/1/2011	1/10/2011	9.87	8.41	8.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	28.25	12.94	15.37
4/1/2008	6/30/2008	26.75	14.82	15.32
7/1/2008	9/30/2008	17.46	11.03	11.48
10/1/2008	12/31/2008	12.37	2.81	4.65

1/1/2009	3/31/2009	6.89	2.88	5.21
4/1/2009	6/30/2009	14.20	5.09	12.82
7/1/2009	9/30/2009	17.95	10.05	16.09
10/1/2009	12/31/2009	28.20	14.39	26.99

1/1/2010	3/31/2010	31.12	19.53	24.41
4/1/2010	6/30/2010	27.57	14.85	17.28
7/1/2010	9/30/2010	30.57	17.06	30.18
10/1/2010	12/31/2010	31.88	22.05	23.42

1/1/2011	1/10/2011	25.88	22.90	25.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	6/30/2010	28.51	19.26	19.81
7/1/2010	9/30/2010	27.07	19.10	26.71
10/1/2010	12/31/2010	35.51	24.20	35.06

1/1/2011	1/10/2011	36.50	33.62	34.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	87.32	59.02	71.36
4/1/2008	6/30/2008	84.95	58.40	59.28
7/1/2008	9/30/2008	58.75	26.65	29.55
10/1/2008	12/31/2008	29.74	15.00	25.53

1/1/2009	3/31/2009	31.82	16.92	21.93
4/1/2009	6/30/2009	44.07	21.22	34.93
7/1/2009	9/30/2009	36.94	25.80	34.99
10/1/2009	12/31/2009	46.30	29.62	44.77

1/1/2010	3/31/2010	56.16	39.03	53.99
4/1/2010	6/30/2010	58.25	44.02	44.19
7/1/2010	9/30/2010	53.37	39.37	46.45
10/1/2010	12/31/2010	59.41	45.19	55.18

1/1/2011	1/10/2011	58.26	53.73	55.30

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	6/30/2010	19.82	14.30	14.37
7/1/2010	9/30/2010	15.72	12.18	13.11
10/1/2010	12/31/2010	13.66	10.91	13.34

1/1/2011	1/10/2011	14.69	13.80	14.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
10/1/2009	12/31/2009	14.82	10.58	14.17

1/1/2010	3/31/2010	15.40	11.39	12.08
4/1/2010	6/30/2010	19.07	12.20	17.96
7/1/2010	9/30/2010	20.23	15.22	18.49
10/1/2010	12/31/2010	19.37	16.34	18.57

1/1/2011	1/10/2011	18.70	16.96	17.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44

1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29

1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	6/30/2010	88.30	58.24	59.13
7/1/2010	9/30/2010	87.92	56.71	85.39
10/1/2010	12/31/2010	120.78	86.37	120.09

1/1/2011	1/10/2011	122.50	115.05	118.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	272.47	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.88	85.28	137.96

1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.51	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	3/31/2010	142.46	98.71	122.65
4/1/2010	6/30/2010	152.53	100.20	113.83
7/1/2010	9/30/2010	151.39	112.06	147.35
10/1/2010	12/31/2010	152.74	120.92	130.14

1/1/2011	1/10/2011	137.37	130.25	136.43

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	72.00	47.97	65.16
4/1/2008	6/30/2008	89.98	62.76	75.83
7/1/2008	9/30/2008	78.55	35.82	45.14
10/1/2008	12/31/2008	44.70	14.30	22.89

1/1/2009	3/31/2009	28.06	15.38	21.30
4/1/2009	6/30/2009	42.25	20.29	35.72
7/1/2009	9/30/2009	50.56	30.21	48.94
10/1/2009	12/31/2009	59.27	43.81	51.59

1/1/2010	3/31/2010	61.28	42.47	56.60
4/1/2010	6/30/2010	65.93	44.25	50.09
7/1/2010	9/30/2010	72.00	48.05	70.32
10/1/2010	12/31/2010	88.20	67.72	86.75

1/1/2011	1/10/2011	90.46	84.46	87.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	13.94	9.77	10.88
4/1/2008	6/30/2008	18.31	10.36	17.66
7/1/2008	9/30/2008	17.93	8.45	9.30
10/1/2008	12/31/2008	9.32	4.48	6.67

1/1/2009	3/31/2009	9.69	5.67	9.16
4/1/2009	6/30/2009	12.94	8.88	11.64
7/1/2009	9/30/2009	16.72	11.03	16.19
10/1/2009	12/31/2009	21.07	13.37	20.75

1/1/2010	3/31/2010	21.76	17.25	20.38
4/1/2010	6/30/2010	22.87	15.72	15.76
7/1/2010	9/30/2010	18.15	13.87	17.51
10/1/2010	12/31/2010	21.00	16.27	18.55

1/1/2011	1/10/2011	20.45	17.79	20.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	7.14	6.98	7.09
4/1/2008	6/30/2008	16.40	6.99	13.28
7/1/2008	9/30/2008	13.98	5.15	8.13
10/1/2008	12/31/2008	8.10	2.06	2.60

1/1/2009	3/31/2009	4.12	2.01	3.60
4/1/2009	6/30/2009	8.47	3.42	6.37
7/1/2009	9/30/2009	8.44	4.77	8.40
10/1/2009	12/31/2009	12.63	7.66	11.84

1/1/2010	3/31/2010	16.22	10.49	15.85
4/1/2010	6/30/2010	17.75	11.76	12.84
7/1/2010	9/30/2010	17.10	11.95	16.94
10/1/2010	12/31/2010	28.33	16.99	27.21

1/1/2011	1/10/2011	27.97	26.00	27.42

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION
We expect that delivery of the Notes will be made against payment for the Notes on or about January 31, 2011, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

RBC Capital Markets, LLC